AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 1998
                                                      REGISTRATION NO. 333-49835

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 2
                                       TO

                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          POINTE FINANCIAL CORPORATION
                 (Name of small business issuer in its charter)

              Florida                                 6712                               65-0451402
  (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   incorporation or organization)         Classification Code Number)               Identification No.)

                              21845 Powerline Road
                           Boca Raton, Florida 33433
                                 (561) 368-6300
         (Address and telephone number of principal executive offices)

                              21845 Powerline Road
                           Boca Raton, Florida 33433
                   (Address of principal place of business or
                     intended principal place of business)

                              R. Carl Palmer, Jr.
                                   President
                          Pointe Financial Corporation
                              21845 Powerline Road
                           Boca Raton, Florida 33433
                                 (561) 368-6300
                     (Name, address, and telephone number,
                   including area code, of agent for service)

                                   Copies to:


       Thomas R. Blake, Esq.                 Michael T. Kohler, Esq.
       Stuzin & Camner, P.A.                    Brown & Wood LLP
    550 Biltmore Way, Suite 700              One World Trade Center
      Coral Gables, FL 33134                   New York, NY 10048
          (305) 442-4994                         (212) 839-5300


    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.


    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE


                                                            |    PROPOSED    |    PROPOSED    |
                                                            |    MAXIMUM     |    MAXIMUM     |
          TITLE OF EACH CLASS OF                            | OFFERING PRICE |   AGGREGATE    |   AMOUNT OF
             SECURITIES TO BE                 AMOUNT TO BE  |      PER       |    OFFERING    |  REGISTRATION
                REGISTERED                   REGISTERED(1)  |    UNIT(2)     |    PRICE(2)    |     FEE(3)
Common Stock,                                               |                |                |
  $.01 par value..........................     1,000,000    |     $16.00     |  $16,000,000   |   $4,720.00



(1) Based upon the maximum number of shares of the Registrant's Common Stock that may be issued under this Registration Statement, including 130,435 shares of Common Stock that may be issued upon exercise of the Underwriters' over-allotment option.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per share.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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     This Amendment is filed solely to amend the exhibit list and to file additional exhibits.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article X of the Articles of Incorporation of the Company provides that the Company shall indemnify its officers and directors to the fullest extent permitted by law.

     Section 607.0831 of the Florida Business Corporation Act provides, among other things, that a director is not personally liable for monetary damages to a company or any other person for any statement, vote, decision, or failure to act, by the director, regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes (a) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit; (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of the directors for improper distributions) are applicable; (d) willful misconduct or a conscious disregard for the best interest of the company in the case of a proceeding by or in the right of the company to procure a judgement in its favor or by or in the right of a shareholder; or (e) recklessness or an act or omission in bad faith or with malicious purpose or with wanton and willful disregard for human rights, safety or property, in a proceeding by or in the right of someone other than such company or a shareholder.

     Section 607.0850 of the Florida Business Corporation Act authorizes, among other things, the Company to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company (or is or was serving at the request of the Company in such a position for any entity) against liability incurred in connection with such proceeding, if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the Company and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.

     Florida law requires that a director, officer or employee be indemnified for expenses (including attorneys' fees) to the extent that he or she has been successful on the merits or otherwise in the defense of any proceeding. Florida law also allows expenses of defending a proceeding to be advanced by a company before the final disposition of the proceedings, provided that the officer, director of employee undertakes to repay such advance if it is ultimately determined that indemnification is not permitted.

     Florida law states that the indemnification and advancement of expenses provided pursuant to Section 607.0850 is not exclusive and that indemnification may be provided by a company pursuant to other means, including agreements or bylaw provisions. Florida law prohibits indemnification or advancement of expenses, however, if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) willful misconduct or conscious disregard for the best interests of the company in the case of a derivative action or a proceeding by or in the right of a shareholder; or (iv) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of directors for improper distributions) are applicable.

     The Company has purchased director and officer liability insurance that insures directors and officers against liabilities in connection with the performance of their duties.

     The Purchase Agreement filed herewith as Exhibit 1.1 contains provisions by which each underwriter agrees to indemnify the Registrant, each person, if any, who controls the Registrant within the meaning of Section 15 of the Securities Act of 1933 (the "Act"), each Director of the Registrant, and each officer of the Registrant who signs this Registration Statement, with respect to information furnished in writing by and concerning such underwriter specifically for use in the Registration Statement.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than the underwriting discounts and commissions, if any.


SEC Registration Fees.......................................  $  4,720
NASD Filing Fee.............................................  $  2,100
NASDAQ Listing Fee..........................................  $ 48,750
Transfer Agent's Fees and Expenses..........................  $  4,500
Blue Sky Registration Fees and Expenses.....................  $ 10,000
Legal Fees and Expenses.....................................  $ 75,000
Accounting Fees.............................................  $ 45,000
Printing, Engraving and Mailing Expenses....................  $ 55,000
Miscellaneous...............................................  $ 50,000
                                                              --------
  TOTAL:....................................................  $295,070
                                                              ========


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* Estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     In a private placement which commenced in December 1995 and concluded in March 1998, the Registrant sold 50,000 shares of Preferred Stock, Series A (the "Preferred Stock"), at an offering price of $20.00 per share. The $1,000,000 proceeds of the sale was utilized by the Registrant for working capital.

     On each of the quarterly dividend payment dates of the Preferred Stock, holders of the Preferred Stock were permitted to elect to receive in lieu of the specified cash dividend an equivalent value of additional shares of Preferred Stock, valued at $20.00 per share. In these private placements an aggregate of 3,616 additional shares of Preferred Stock had been issued to holders of Preferred Stock as of March 31, 1998.

     The shares of such securities were exempt from the provisions of Section 5 of the Securities Act of 1933, as amended (the "Act"), pursuant to the provisions of Section 4(2) of the Act because of the limited number of participants in such transactions and the relationship of such participants to the Registrant. Sales of securities in these offerings were made only to persons who were "accredited investors" within the meaning of Rule 501 promulgated under the Act. In addition, all such participants agreed to acquire their securities for investment and not with a view to the distribution thereof, and the certificates representing the securities issued to each such participant contain a legend to the effect that such securities are not registered under the Act and may not be transferred except pursuant to a registration statement which has become effective under the Act, or an exemption from such registration requirement. Stop transfer instructions have been given to the Registrant's transfer agent with respect to such securities. The issuance of such securities was not underwritten, and no commissions or other remuneration were paid or given, directly or indirectly, in connection with such sales.

     ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The following exhibits are filed as part of this Registration Statement:

EXHIBIT
NUMBER                      DESCRIPTION OF EXHIBIT
-------                     ----------------------
1.1      Form of Purchase Agreement
2.1**    Plan of Merger and Merger Agreement dated February 14, 1997 by and between Pointe Federal Savings Bank and Pointe Bank
3.1**    Articles of Incorporation of the Registrant
3.2**    By-Laws of the Registrant
4.1**    Specimen Common Stock Certificate
5.1**    Opinion of Stuzin and Camner, P.A.
10.1**   1994 Non-Statutory Stock Option Plan
10.2**   Deferred Compensation Plan
10.3**   Office Lease Agreement dated October 8, 1986 by and between
         Centrum Pembroke, Inc. and Flamingo Bank.
10.4**   Lease dated as of July 15, 1992 between Konrad Ulmer and
         Pointe Savings Bank
10.5**   Lease Agreement dated January 23, 1995 by and between
         Hollywood Associates VI and Pointe Bank
10.6**   Credit Agreement dated August 18, 1997 between Independent
         Bankers' Bank of Florida and Pointe Bank
10.7**   Credit Agreement dated October 14, 1997 between SunTrust
         Bank/Miami, N.A. and Pointe Bank
10.8**   Agreement for Advances and Security Agreement with Blanket
         Floating Lien dated November 24, 1997 between Pointe Bank
         and the Federal Home Loan Bank of Atlanta
10.9**   Equipment Sales and Software License Agreements between
         Information Technology, Inc. and Pointe Financial
         Corporation
10.10**  Master Equipment Lease Agreement dated May 7, 1997 between
         Leasetec Corporation and Pointe Financial Corporation
10.11**  Letter Agreement dated March 9, 1995 between Pointe
         Financial Corporation and R. Carl Palmer, Jr.
10.12**  1998 Incentive Compensation and Stock Award Plan
21.1**   Subsidiaries of the Registrant
23.1**   Consent of Stuzin and Camner, P.A. (included in Exhibit 5.1)
23.2**   Consent of Hacker, Johnson, Cohen & Grieb PA
24**     Power of Attorney
27**     Financial Data Schedule


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* To be filed by amendment.
** Previously filed.

ITEM 28.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes to provide the underwriters at the closing specified in the purchase agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, in the City of Boca Raton, State of Florida, on June 10, 1998.



                                          POINTE FINANCIAL CORPORATION
                                          By:/s/ R. Carl Palmer, Jr.
                                            --------------------------------
                                            R. CARL PALMER, JR.
                                            President and Chief Executive
                                              Officer

     In accordance with the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement was signed by the following persons in the capacities indicated on this 10th day of June, 1998.



               NAME AND TITLE                          SIGNATURE
               --------------                          ---------
ROBERTO KASSIN, Chairman of the Board         */s/ ROBERTO KASSIN
                                              ---------------------------------

R. CARL PALMER, JR., President, Chief         */s/ R. CARL PALMER, JR.
  Executive Officer and Director (Principal   ---------------------------------
  Executive Officer)

TIMOTHY MCGINN, Director                      */s/ TIMOTHY MCGINN
                                              ---------------------------------

MORRIS MASSRY, Director                       */s/ MORRIS MASSRY
                                              ---------------------------------

BRADLEY R. MEREDITH, Senior Vice President    /s/ BRADLEY R. MEREDITH
  and Chief Financial Officer (Principal      ---------------------------------
  Financial and Accounting Officer)

STEVEN A. ELIAS, Director                     ---------------------------------

RICHARD MEAD, Director                        ---------------------------------

PARKER D. THOMSON, Director                   ---------------------------------

*By: /s/ BRADLEY R. MEREDITH
    ---------------------------------
      Bradley R. Meredith
      Attorney in Fact

                                 EXHIBIT INDEX
                                 -------------


EXHIBIT
NUMBER                      DESCRIPTION OF EXHIBIT
-------                     ----------------------

1.1      Form of Purchase Agreement
2.1** Plan of Merger and Merger Agreement dated February 14, 1997 by and between Pointe Federal Savings Bank and Pointe Bank
3.1**    Articles of Incorporation of the Registrant
3.2**    By-Laws of the Registrant
4.1**    Specimen Common Stock Certificate
5.1**    Opinion of Stuzin and Camner, P.A.
10.1**   1994 Non-Statutory Stock Option Plan
10.2**   Deferred Compensation Plan
10.3** Office Lease Agreement dated October 8, 1986 by and between Centrum Pembroke, Inc. and Flamingo Bank.
10.4** Lease dated as of July 15, 1992 between Konrad Ulmer and Pointe Savings Bank
10.5** Lease Agreement dated January 23, 1995 by and between Hollywood Associates VI and Pointe Bank
10.6** Credit Agreement dated August 18, 1997 between Independent Bankers' Bank of Florida and Pointe Bank
10.7** Credit Agreement dated October 14, 1997 between SunTrust Bank/Miami, N.A. and Pointe Bank
10.8** Agreement for Advances and Security Agreement with Blanket Floating Lien dated November 24, 1997 between Pointe Bank and the Federal Home Loan Bank of Atlanta
10.9** Equipment Sales and Software License Agreements between Information Technology, Inc. and Pointe Financial Corporation
10.10** Master Equipment Lease Agreement dated May 7, 1997 between Leasetec Corporation and Pointe Financial Corporation
10.11** Letter Agreement dated March 9, 1995 between Pointe Financial Corporation and R. Carl Palmer, Jr.
10.12**  1998 Incentive Compensation and Stock Award Plan
21.1**   Subsidiaries of the Registrant
23.1**   Consent of Stuzin and Camner, P.A. (included in Exhibit 5.1)
23.2**   Consent of Hacker, Johnson, Cohen & Grieb PA
24**     Power of Attorney
27**     Financial Data Schedule



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* To be filed by amendment.
** Previously filed.